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                                                                  Exhibit 10.158


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                   Pharmaceutical Product Development, Inc.

                          Deferred Compensation Plan

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                       Effective Date:  February 1, 2001

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                      Pharmaceutical Product Development, Inc.

                             Deferred Compensation Plan
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I.   Name and Purpose

The name of this plan is the Pharmaceutical Product Development, Inc. Deferred Compensation Plan (the "Plan"). Its purpose is to provide certain select management or highly compensated employees on the payroll of either Pharmaceutical Product Development, Inc. (the "Company") or a subsidiary of the Company (the "Affiliates") with the opportunity to defer compensation earned as an employee.

II.  Effective Date

The Plan shall be effective as of February 1, 2001.

III. Participants

All employees who are officers, senior vice presidents, vice presidents and executive directors of the Company or an Affiliate who are receiving compensation in the United States from the Company or an Affiliate shall be eligible to participate in the Plan. Any such Employee who elects to participate in the Plan is hereinafter called a "Participant." The Company will establish for each Participant one or more unfunded deferred compensation accounts, as specified in Section V.

IV.  Election of Deferral

     A. On or before December 31 of any year, each Employee eligible to participate shall be entitled to make an irrevocable election (in the form of Exhibit A) to defer receipt of all or a specified portion of the salary otherwise payable (whether or not otherwise deferred) from the Company for the following calendar year. Such election shall remain effective from year to year, unless changed by the Employee with respect to the next following calendar year.

     B. For the first calendar year that an Employee becomes eligible, an Employee must make an irrevocable election (in the form of Exhibit A) within 30 days after the Employee becomes eligible. Elections for the 2001 calendar year shall be made prior to January 31, 2001, in accordance with rules adopted by the Committee .

     C. The term "salary" as used herein shall include all compensation other than income from the exercise of stock options, relocation expense reimbursements and tuition reimbursements. If a Participant wishes to defer the payment of all or a portion of the bonus earned for a particular year (whether or not he otherwise elects to defer salary), he must make a separate election. Such election will apply to the fiscal year of the Company in which the bonus is paid. Such election must be completed and returned to the Company on or before December 31 immediately preceding the beginning of the fiscal year of the Company during

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         which the bonus would be paid; provided, however, for the plan year beginning February 1, 2001, such election shall be made by January 31, 2001.

     D. Employees may elect to defer receipt of between one and twenty-five percent of salary, other than bonus, in increments of one percent. Employees, other than officers, senior vice presidents and vice presidents, may elect to defer receipt of between one and twenty-five percent of bonus, in increments of one percent. Officers, senior vice presidents and vice presidents may elect to defer receipt of between one and one hundred percent of bonus in increments of one percent.

     E. A Participant's deferrals under the Plan shall be determined before a Participant's contributions to the Pharmaceutical Product Development, Inc. Retirement Savings Plan ("RSP"). A Participant shall make separate deferral elections with respect to the Plan and the RSP. At anytime during a calendar year a Participant by timely notifying the Committee, in accordance with it rules and procedures, may elect to suspend deferrals to the Plan. Such Participant may elect deferral for subsequent calendar years in accordance with the procedures in this
         Article IV.

V.  Deferred Compensation Accounts

     A. Separate Accounts (and subaccounts if elected in accordance with D. below) shall be established and maintained for each Participant reflecting the amount deferred by the Participant in the Plan.

     B. At the end of each calendar quarter an amount equal to the Participant's deferral for such quarter shall be credited to the appropriate Account of such Participant to reflect the salary or bonus otherwise payable during payroll periods ending in that calendar quarter but deferred pursuant to the Plan by the Participant. Interest will be credited to the Participant's Account as of the last day of each calendar quarter based upon the balance in the Participant's Account on the first day of such quarter after reducing that Account to reflect any distributions or withdrawals from such Account during such quarter and after crediting the Account with fifty percent of the deferrals for such calendar quarter. Interest for each calendar quarter shall be based on the three month London Interbank Offered Rate (or similar index designated by the Committee) plus 1.5%.

     C. Separate subaccounts shall be established for a Participant if the Participant so elects and the Committee so approves in accordance with
         Section VII.

VI.  Method of Distribution of Deferred Compensation

     A. At the time a Participant executes his or her first Deferral Agreement, the Participant shall duly designate, execute, and file with the Committee on the Deferral Agreement or other appropriate form designated by the Committee the date upon which the entire amount of his or her Account shall become payable. A Participant may designate that payment of his or her Account commences (the "distribution event date") upon (a) the date of the Participant's termination of employment or (b) a date 10 years after termination of employment.

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     B.  At the time a Participant first elects a distribution event date under
         A, the Participant shall elect one of the following forms of payment for the amount of his or her Account:

         (i) Lump Sum. The Participant shall receive a single sum cash payment equal to the amount credited to his or her Account. In the event a Participant elects a single sum payment, the amount of the Participant's Account shall be paid as soon as practicable following the calendar year during which the Participant's distribution event date occurs.

         (ii) Installments. The Participant shall receive the amount credited to his or her Account in ratable semi-annual installments payable over a period of 5, 10 or 15 years; provided however, that in no event may any semi-annual installment (except the last installment) be in an amount of less than $2,000 (or such other amount the Committee may specify); and provided further, that in the event the installment period elected by the Participant would otherwise result in one or more semi-annual installments of less than $2,000, then such installment period may be automatically shortened by the Committee to the extent necessary to assure that each such installment (except for the last one) will be an amount of not less than $2,000. Such semi-annual installments shall commence as soon as practicable following the January 1 or July 1 immediately following the Participant's distribution event date and payable throughout the installment period to the participant as soon as practicable after each January and July 1 thereafter. In the event a Participant terminates employment before attaining age 55 and completing 10 years of service with the Company or an Affiliate, terminates employment under circumstances deemed by the Committee to be detrimental to the Company or works for a competitor of the Company then the Committee shall, notwithstanding any installment election made by the Participant, pay the amount the Participant has remaining in his Account, in a lump sum payment as soon as practicable.

     C. A Participant may change his or her elections under A or B at any time by duly completing, executing, and filing with the Committee his or her new election in an appropriate form designated by the Committee; provided however, that for any such change of election to be effective, a full calendar year must pass between the calendar year during which the Participant duly makes the change of election and the calendar year during which distribution of any portion of the Participant's Account is first to become payable after taking the change of election into account. In the event a Participant has not made an election under A or B that is effective upon termination of employment, then the Participant shall be treated as having a distribution event date that is the date of the Participant's termination of employment under A; or a form of payment of a lump sum under B; as the case may be.

     D. At any time a Participant may withdraw all or any fixed dollar portion of the Participant's Account by duly completing, executing, and filing with the Committee the appropriate form designated by the Committee establishing that

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         the Participant has a severe financial hardship. The Committee, in its sole and absolute discretion, shall determine whether the Participant has suffered a financial hardship justifying a withdrawal. In addition, at any time a Participant may withdraw all or any fixed dollar portion of the Participant's Account by duly completing, executing and filing with the Committee the appropriate form designated by the Committee for a significant detriment withdrawal. The Committee will process such significant detriment withdrawal request, but shall cause a forfeiture to the Company from the Participant's Account of 10% of the amount requested by the Participant. The Participant shall receive 90% of the amount requested.

     E. Notwithstanding the foregoing provisions of this Section VI, upon a Change in Control, the Plan will be deemed to have been terminated and a Participant's Account shall be paid to the Participant in a lump sum as soon as practicable; provided, however, a Participant may elect by duly completing, executing, and filing with the Committee on an appropriate form designated by the Committee that the Participant elects to continue to participate in the Plan, and in such event, the Plan will not be deemed to have been terminated with respect to the Participant and the Participant's Account shall not be distributed. Such election shall be made during the period ending on the date 30 days following the date the Board approves a corporate event leading to a change in control or announces it to employees generally. Upon payment under this Section VI E, the obligation of the Plan and the Company to the Participant shall be fully satisfied and completely discharged, and the Participant shall be permanently barred from further participation in the Plan. "Change in Control" means (i) a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 4A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), provided that such a Change in Control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14 (d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;
         (ii) a sale of substantially all of the assets of the Company; or (iii) a liquidation of the Company.

     F. Any amounts debited from a Participant's Account by reason of a distribution, withdrawal, or otherwise under this Section VI, shall be debited from the Participant's Account, and such other accounts, subaccounts, options, or other allocations in the same proportion that the Participant's entire Account is credited at the time such debit is made, as determined by the Committee.

VII.  In-Service Subaccount

     A. A Participant may request that the Committee establish one or more Subaccounts providing for an in-service withdrawal that is not occasioned by a severe hardship or a significant detriment withdrawal by duly completing, executing, and filing with the Committee such request on an appropriate form designated by the Committee. The Committee may condition its approval of any Subaccount. Each Subaccount the Committee approves for a Participant shall be

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         established as of the start of the calendar year following the calendar year during which the Committee's approval occurs; provided however, that in the event the Committee's approval for a Subaccount occurs after December 15 of a calendar year, then such Subaccount shall be established as of the start of the calendar year second following the calendar year during which such Committee approval occurred. The portion of an Employee's Account not credited to one or more of his or her Subaccounts is the Employee's Account. An Employee shall have until January 15, 2001, to request the establishment of a Subaccount upon the effective date of the Plan.

     B. Except as provided in the following provisions of this Section VII, each Subaccount of a Participant shall be treated as a separate Account under the foregoing Sections of this Plan.

     C. The overall limits on the maximum amounts of deferrals shall apply with respect to all of the Participant's Subaccounts as if all such Subaccounts were a single Account under the Plan. A Participant may designate the total amount and allocation of deferrals among his or her Subaccounts by completing, executing, and filing with the Committee the appropriate form designated by the Committee by December 15 of the calendar year before the calendar year in which the change is to be effective. In the event a Participant evidences severe financial hardship for a year, then all deferrals to all of the Participant's Subaccounts shall be stopped.

     D. The distribution event date for each of the Participant's Subaccounts shall be any distribution event date irrevocably specified by the Employee that is no less than three years following the date the first amount is actually credited to that Subaccount upon duly completing, executing, and filing with the Committee the appropriate form designated by the Committee no later than the time such Subaccount is established. No later than the establishment of a Subaccount for a Participant, the Participant shall irrevocably designate on such form a semi-annual installment form of payment for a period that is not more than eight semi-annual installments. Separate elections under the foregoing provisions of this Section VII, D will be made for each Subaccount established for a Participant. No withdrawals before the distribution event date may be made from any Subaccount. In the event a Participant fails to designate either the timing or form of distribution of any Subaccount established for the Participant, then any amounts that are or would have been allocated to such Subaccount shall be credited instead to the Participant's Account. All of a Participant's Subaccounts shall be treated as a single Account under the Plan for purposes of any death benefits payable under the Plan.

     E. A Participant may elect to dissolve any Subaccount established on his or her behalf and to transfer the balance of that Subaccount in multiples of 10 percent of each balance to his or her other Subaccounts, or 100 percent of such balance to his or her Account, as the case may be, by duly completing, executing, and filing with the Committee an appropriate form designated by the Committee; provided however, that for an election to dissolve a Subaccount to be effective, a full calendar year must pass between the calendar year during which

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         the Participant duly makes the dissolution election and the calendar year during which distribution of any portion of such Subaccount is first to become payable; and provided further that in the absence of such elective allocation of the balance of the Subaccount upon its dissolution, that the balance shall be transferred in its entirety to the Participant's Account. In no other event may transfers be made among the Participant's Subaccounts.

VIII.  Distribution Upon Death

If any Participant dies before receiving all amounts credited to his Account, the unpaid amounts in the Participant's account shall be paid to the Participant's beneficiary or beneficiaries in accordance with the last effective beneficiary designation form filed by the Participant with the Committee. Such unpaid amounts shall be paid in one lump sum within 30 days after the date of death. Each Participant shall file with the Committee a form indicating the person, persons, or entity which are to receive the Participant's benefits under the Plan if he dies before receiving all the balances in his Account. A Participant's beneficiary designation may be changed at any time prior to his death by execution and delivery of a new beneficiary designation form. If a Participant has failed to designate a beneficiary or no designated beneficiary survives the Participant, payment shall be made in a lump sum to the estate of the Participant. A beneficiary who fails to survive a Participant by at least 10 days shall be deemed to have predeceased the Participant.

IX.    Benefit Plans

       A. The amount of each Participant's compensation which he elects to defer under the Plan shall not be deemed to be compensation for the purpose of calculating the amount of a Participant's benefits or contributions under a pension plan or retirement plan (qualified under Section 401(a) of the Internal Revenue Code), but shall be deemed to be compensation for purpose of calculating the amount of a Participant's amount of life insurance under a Company-supplied life insurance plan, the basis for establishing disability payments under a disability plan or the basis or amount for any other Company-supplied benefit plan where the benefits are based upon an employee's compensation.

       B. With respect to any benefit plan under which an Employee's contribution is based on the Employee's compensation, the amount of the Participant's contribution to any such plan shall not take into account the amount of the Participant's compensation deferred under this Plan unless otherwise specifically provided in such plan.

       C. No amount distributed to a Participant from a Participant's Account under this Plan shall be deemed to be compensation with respect to a Participant's entitlement to benefits under any employee benefit plan established by the Company for its employees unless otherwise specifically provided in such plan.

X.     Participant's Rights

Establishment of the Plan shall not be construed to give any Participant the right to be retained in the Company's or an Affiliate's service or to any benefits not specifically provided by the Plan.

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A Participant shall not have any interest in the deferred compensation and earnings credited to his Account until such accounts are distributed in accordance with the Plan. All amounts deferred or otherwise held for the account of a Participant under the Plan shall remain the sole property of the Company, subject to the claims of its general creditors and available for its use for whatever purposes are desired. With respect to amounts deferred or otherwise held for the account of a Participant, the Participant is merely a general creditor of the Company; and the obligation of the Company hereunder is purely contractual and shall not be funded or secured in any way. At its discretion, the Company may establish one or more grantor trusts to assist the Company in accumulating the funds needed to meets its obligation under the Plan.

In case the claim of any Participant or beneficiary for benefits under the Plan is denied, the Committee shall provide adequate notice in writing to such claimant, setting forth the specific reasons for such denial. The notice shall be written in a manner calculated to be understood by the claimant. The Committee shall afford a Participant or beneficiary whose claim for benefits has been denied 60 days from the date notice of such denial is delivered or mailed in which to appeal the decision in writing to the Committee. If the Participant or beneficiary appeals the decision in writing within 60 days, the Committee shall review the written comments and any submissions of the Participant or beneficiary and render its decision regarding the appeal all within 60 days of such appeal.

XI.    Non-alienability and Non-transferability

The rights of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered, or be subject in any manner to alienation or anticipation. No Participant may borrow against his Account. No Account shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, whether voluntary or involuntary, including any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant.

XII.   Statement of Account

Statements will be sent to Participants within 60 days after the end of each calendar quarter as to the balance in their deferred compensation Accounts as of the end of such calendar quarter.

XIII.  Administration

The Administrator of the Plan shall be the Benefits Administrative Committee of the Company (the "Committee"). The Committee shall have authority to adopt rules and regulations for carrying out the Plan and to interpret, construe, and implement the provisions thereof. Any decision or interpretation of any provision of the Plan adopted by the Committee shall be final and conclusive.

XIV.   Amendment and Termination

The Plan may, at any time, be amended, modified, or terminated by the Board of Directors of the Company. No amendment, modification, or termination shall, without the consent of a Participant, adversely affect such Participant's right with respect to amounts accrued in his or her deferred compensation Account.

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XV.    General Provisions

       A. Notices. All notices to the Committee hereunder shall be delivered to
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          the attention of the Secretary of the Committee. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Committee at the principal office of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

       B. Controlling Law. Except to the extent superseded by federal law, the
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          laws of the state of North Carolina shall be controlling in all matters relating to the Plan.

       C. Gender and Number. Where the context admits, words in the masculine
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          gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

       D. Captions. The captions of Sections and paragraphs of this Plan are for
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          convenience only and s hall not control or affect the meaning of construction of any of its provisions.

       E. Action by the Company. Any action required or permitted by the Company
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          under the Plan shall be by resolution of its Board of Directors or any person or persons authorized by resolution of its Board of Directors.

       F. Facility of Payment. Any amounts payable hereunder to any person under
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          legal disability or who, in the judgment of the Committee is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.

       G. Withholding Payroll Taxes. To the extent required by the laws in
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          effect at the time amounts are deferred or deferred compensation payments are made, the Company shall withhold (from other compensation in the case of deferrals) any taxes required to be withheld for federal, state, or local government purposes.

       H. Severability. Whenever possible, each provision of the Plan shall be
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          interpreted in such manner as to be effective and valid under applicable law (including the Internal Revenue Code), but if any provision of the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan shall remain in full force and effect.

       I. No Strict Construction. No rule of strict construction shall be
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          applied against the Company, the Board of Directors, Committee or any
          other person in the interpretation of any of the terms of the Plan or any rule or procedure established by the Company or Committee.

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       J. Successors. The provisions of the Plan shall bind and inure to the
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          benefit of the Company and its Affiliates and their successors and assigns. The term "successors" as used herein shall include any corporation or other business entity which shall by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

XVI.  Unfunded State of the Plan

Any and all payments made to the Participant pursuant to the Plan shall be made only from the general assets of the Company, or at the discretion of the Company, such payments shall be made from a grantor trust established by the Company. All accounts under the Plan shall be for bookkeeping purposes only and shall not represent a claim against specific assets of the Company. Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship.



IN WITNESS WHEREOF, Pharmaceutical Product Development, Inc. has caused its corporate seal to be hereunto affixed and has caused its name to be signed hereto by its Chief Executive Officer and attested by its Secretary, pursuant to due authority of its Board of Directors as of this 4th day January, 2001.



                                   By: /s/ Fredric N. Eshelman
                                       ---------------------------------------
                                       Chief Executive Officer
                                       Pharmaceutical Product Development, Inc.


(Corporate Seal)

Attest:


/s/ Fred B. Davenport, Jr.
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Secretary

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